Exhibit 10.4

                                                                  EXECUTION COPY
                             ESSENTIAL REALITY, LLC

                          CONSULTING/ADVISOR AGREEMENT

         This Consulting Agreement ("Agreement") is made as of February 1, 2001 ("Effective Date"), by and between Abrams Gentile Entertainment, Inc. ("Consultant") a __________ corporation, and Essential Reality, LLC ("ER"), a Delaware limited liability company ("Consultant" and "ER" being the "Parties").

         In consideration of the mutual covenants and promises contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

   CHARACTER AND EXTENT OF SERVICES / PERIOD OF AGREEMENT / TERMINATION / FEES


     SECTION 1.1. REFERRAL SERVICES. ER hereby authorizes Consultant, on a non-exclusive basis, to locate business entities and/or individuals with whom ER may develop a business relationship ("Relationship"). Consultant will clear all introductions to any potential Relationship, in advance, with ER and will provide ER (or its representative) with notice of the time and place of all schedule meetings with a potential Relationship.

     SECTION 1.2. CONSULTING SERVICES. ER hereby retains Consultant, and Consultant hereby agrees to provide consulting services to ER for the Term (as defined in SECTION 1.5 below), upon the terms and subject to the conditions hereinafter set forth.

         Consultant is hereby engaged as general consultant and advisor to ER and will provide such consultation and advice as ER may reasonably request. Without limiting the generality of the foregoing, Consultant hereby agrees (and shall cause its directors, officers, employees and agents to agree) to (a) use its (or their) reasonable efforts to promote the interests of ER (b) use its (or their) best efforts to procure "Relationships" for ER in the manner provided in
SECTION 1.1 above; (c) if practical, attend meetings with entities to pursue a potential "Relationship"; and (d) review and comment on new marketing strategies, products and services for ER. Consultant (and its directors, officers, employees and agents) shall have no authority or power to (i) bind or commit ER to agreements of any kind; (ii) incur any debt, obligation or liability or enter into any contract or commitment on behalf of ER; or (iii) alter, amend, terminate or otherwise change any sales order, contract or other document issued by ER.

         Consultant shall (and shall cause its directors, officers, employees and agents to) faithfully and diligently perform its duties and responsibilities hereunder in a good and businesslike manner including, without limitation (a) providing supplier contact names; (b) providing the names and details of contacts met at trade shows and other events; (c) promptly responding to phone messages and emails; and (d) keeping ER informed of the status of its discussions with potential Relationships and other activities.

         As and when requested by ER, Consultant shall provide a written report detailing its efforts with respect to the services provided to ER pursuant to this Agreement.

         Consultant agrees to comply with, and be bound by, the operational policies, procedures and practices of ER in effect from time to time. Consultant shall not be entitled to any additional benefits or monetary or non-monetary compensation for services rendered to ER except as expressly provided herein. Any agents engaged or alleged to be engaged by Consultant are at its own risk, expense and supervision and shall have no claim against ER for salaries, commissions or other expenses.

     SECTION 1.3. INSURANCE. Consultant agrees to obtain all the insurance necessary for its own protection in connection with its work under this Agreement. Such insurance shall include but not be limited to workers' compensation insurance, unemployment insurance, and disability insurance.

     SECTION 1.4. NATURE OF RELATIONSHIP. Consultant is an independent contractor for federal and state income tax purposes together with any other withholding tax purposes and, for the avoidance of doubt, is not an employee, agent or partner ER for any purposes including but not limited to compensation, benefits, workers' compensation insurance, unemployment insurance or disability insurance, with the exception that Consultant (and its directors, officers, employees and agents) shall be deemed employees for hire of ER under the work for hire provisions hereof. Consultant shall not have any authority to bind ER or make any representation or promise or enter into any agreement on behalf of ER without prior written authorization of ER.

     SECTION 1.5. TERM. This Agreement commences on the Effective Date and runs until the date which is six months after the Effective Date, unless renewed or extended, in writing, by mutual agreement of the Parties.

     SECTION 1.6. TERMINATION. Either party may terminate this Agreement at any time by giving the other party 15 days' prior written notice.

     SECTION 1.7. CONSULTANT FEES. Consultant shall receive a monthly consulting fee having a total value of $8,333 USD ("Fee"), payable within fifteen (15) days after the end of each month, PROVIDED, HOWEVER, that until ER sells common stock or other securities convertible into or exchangeable for common stock that results in the receipt by ER of at least $1,000,000 in aggregate gross proceeds (a "Financing"), only $5,000 USD of the Fee shall be due and owing to Consultant each month and Consultant shall accrue the unpaid portion of the Fee. Should ER consummate a Financing, ER shall then pay to Consultant the accrued unpaid balance, if any, of the Consulting Fee due to Consultant at the time of the Financing.

     SECTION 1.8. EXPENSES. Unless otherwise expressly agreed in writing by ER, Consultant shall be responsible for and shall pay all of its own expenses incurred in connection with its performance of services under this Agreement.

     SECTION 1.9. NO OTHER PAYMENT OR RIGHTS. Consultant acknowledges and agrees that, except for the compensation set forth in SECTION 1.7, it will not have any rights to receive compensation from ER for any transactions or arrangements with a "relationship", and will not seek or accept compensation from a potential or existing relationships in consideration of any existing or prospective business arrangement between such a relationship and ER. Except for payment of amounts to Consultant under SECTION 1.7, ER shall not be under any obligation to provide Consultant with any further information, notices or updates regarding its ongoing negotiations, discussions, relationship or future dealings or arrangements with a "Relationship".

                                  ARTICLE II.

                                 INDEMNIFICATION

     SECTION 2.1. INDEMNITY. To the fullest extent permitted by law, Consultant shall indemnify and hold harmless ER and its members, officers, directors, agents and employees from and against all claims, damages, losses and expenses of any kind including but not limited to attorneys' fees, which arise out of or result from, or allegedly arise out of or result from, Consultant's performance or obligations under this Agreement or resulting from any partnership, alliance or other venture with a "relationship" caused or alleged to be caused in whole or in part by any act or omission of Consultant or of its employees or agents, and/or by a breach or alleged breach by Consultant of any representation, warranty or covenant made in this Agreement and/or any statement made by Consultant to a "relationship" or other party not in furtherance of Consultant's performance under this Agreement. Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this SECTION 2.1.

                                  ARTICLE III.

                            CONFIDENTIAL INFORMATION

     SECTION 3.1. CONFIDENTIALITY. Consultant agrees that it will not at any time, whether during or after the termination or cessation of its engagement, except as expressly authorized by ER in writing and for its benefit, use, divulge, or disclose (or enable anyone else to use, divulge, or disclose) to any person or entity any Proprietary Information (as defined below) which it presently possesses or which it may obtain during the course of its engagement. Consultant shall keep strictly confidential all Proprietary Information entrusted to it and shall not use or attempt to use any such Proprietary Information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to ER, any Affiliate or any Relationship. Consultant further agrees that upon the termination of its engagement (irrespective of the time, manner, or cause of termination) it will surrender and deliver to ER all Relationships or other lists, computer discs and records, plans, sketches, documents, books, records, files, notes, memoranda and data, or other materials of every kind relating to any matter, and all copies thereof, within the scope of ER's or any Affiliate's business or related in any way to any of ER's or any Affiliate's business, Customer or other entities with which ER does business. Consultant recognizes that the disclosure of Proprietary Information by it may give rise to irreparable injury to ER, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Consultant of this

SECTION 3.1, ER shall be entitled to an injunction  restraining  Consultant from disclosing, in whole or in part, the Proprietary Information defined in this Section, or from rendering any services to any person, firm, corporation, association or other entity to which such Proprietary Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting ER from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Consultant. Notwithstanding anything in this Agreement to the contrary, the Parties agree that Consultant may properly divulge Proprietary Information if it is compelled to do so by a court of law, administrative agency, or other binding legal process or procedure; provided, that, Consultant has given ER reasonable advance written notice of such impending disclosure so that ER may obtain an appropriate protective order or any other protective action. Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that Consultant shall continue to own the list of contacts which it brings to the consulting relationship, and shall have no obligation to include this contact list in the materials which it is obligated to return to ER upon termination of its engagement. These undertakings shall survive the termination of Consultant's engagement.

     SECTION 3.2. DEFINITION OF PROPRIETARY INFORMATION. The term "Proprietary Information" means any and all information, oral or written, that ER or any Affiliate of ER regards as confidential or proprietary in nature, including without limitation ER's or its Affiliates': business plans, operations, procedures, routines and records, including current or potential investments, investors, partners and/or clients; actual or potential marketing, product and service development plans, strategies, ideas, contacts or forecasts; budgets, financial information and pricing methods and information; lists of past, existing or potential clients, customers, members, partners, advisors and investors; proprietary programs, processes and software, including computer programs in source or object code and all related documentation and training materials; Work Product, as defined by SECTION 4.1 herein; and trade secrets, patents inventions, research, designs, methods, discoveries, works of authorship, Work Product, improvements or ideas developed or otherwise produced, acquired or used by ER or its Affiliates. Notwithstanding anything in this Agreement to the contrary, Proprietary Information shall not include any information that (i) is or was known by Consultant prior to Consultant's engagement hereof by ER and was not utilized by Consultant during the period of its engagement by ER; or (ii) is or becomes publicly known through no fault of Consultant.

     SECTION 3.3. DEFINITION OF AFFILIATE. For purposes of this Agreement, "Affiliates" shall include any person or entity which controls ER, any entity controlled by ER and any entity under common control with ER, and any person who is or was an employee, officer, member, contractor, consultant, agent, client, Customer, partner, investor, alliance group or resource partner of ER or any of the ER members, subsidiaries, clients, investors, partners, alliance groups or resource partners, and each of their respective successors and assigns. As used above, the terms client, partner, investor, alliance group or resource partner shall include any and all potential clients, partners, investors, alliance groups or resource partners with which the ER has, or any of the ER subsidiaries, clients, partners, investors, alliance groups or resource partners have, in an ongoing business relationship.

                                  ARTICLE IV.

                                   OWNERSHIP

     SECTION 4.1. WORK PRODUCT Consultant agrees that all work performed under this Agreement, and all materials made, conceived, expressed, developed, or actually or constructively reduced to practice by Consultant solely or jointly with others in connection with any services under this Agreement or any Exhibit hereto (the "Work Product") are Proprietary Information and the property of ER. "Work Product" shall include, but shall not be limited to, all expression, notes, records, inventions, improvements, developments, discoveries, business development strategies, marketing plans, computer software, and trade secrets, whether or not subject to patent or copyright protection. All Work Product shall be deemed to be a work made for hire and made in the course of the services rendered hereunder, and all right, title and interest therein shall vest in ER without the necessity of any further consideration. To the extent that title to any Work Product may not, by operation of law, vest in ER or such Work Product may not be considered works made for hire, all right, title and interest therein are hereby irrevocably assigned to ER. ER shall have the exclusive right to use the Work Product, whether original or derivative, for all purposes. Consultant agrees to assist ER, its designee(s), or its affiliates, at the expense of ER, to obtain and from time to time, enforce, perfect, and defend the rights of ER in the Work Product and any copyrights, patents, or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for ER to do so. Consultant further waives any "moral" rights or other rights with respect to attribution of authorship or integrity of such Work Product as Consultant may have under any applicable law.

     Upon the expiration or termination of this Agreement, or upon the earlier request of ER, Consultant will deliver to ER all property of ER relating to, and all tangible embodiments of, Work Product in Consultant's possession or control. Consultant agrees that if in the course of performing services, Consultant incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery, or other proprietary information owned by him or in which he has an interest ("Item"), Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, transmit, perform, use, and sell such Item as part of or in connection with such Work Product.

     Consultant shall, from time to time, upon ER request, execute, acknowledge, and deliver such instruments as may be necessary and proper to evidence, maintain, effectuate, or defend any and all of the rights of ER under any provision of this Agreement, as well as perfect, protect, evidence and renew ER's rights in the Work Product and/or to effectuate any other of the purposes and intents of this Agreement. ER shall have, and is hereby granted, the right and power for and on behalf of Consultant, as Consultant's attorney-in-fact, to execute, acknowledge and deliver any such instruments which Consultant shall fail to execute, acknowledge or deliver within five business days after ER's request therefor. ER's foregoing authority as attorney-in-fact is a right and power coupled with an interest and is forever irrevocable.

                                   ARTICLE V.

                                     OTHER

     SECTION 5.1. REPRESENTATIONS. Consultant represents, warrants and covenants that: (a) its activities and services performed in connection with this Agreement will not violate or conflict with any other agreement or obligation by which Consultant is bound; (b) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with the terms hereof; and (c) except for interests that Consultant has previously disclosed to ER, there exists no direct or indirect private interest of Consultant (including corporate stockholdings or other business agreements and obligations), which is, or may appear to be incompatible with the provision of services called for under this Agreement. Consultant shall not undertake any action or voluntarily suffer any state of affairs that may result or appear to result in a conflict of interest, with Consultant's obligations under this Agreement.

     SECTION 5.2. BROKERAGE FEES. Consultant represents, warrants and covenants that except as set forth expressly in this Agreement, no person, company nor any entity has been retained or is owed any commission, brokerage or contingent fee in connection with the Agreement and the establishment of consulting relationship between ER and Consultant provided for herein. Any such asserted claim not expressly set forth herein as being the responsibility of ER shall be the sole obligation of Consultant.

     SECTION 5.3. NOTICES. All notices concerning this Agreement shall be in writing and shall be deemed to have been given: at the time when received if sent by hand or by facsimile transmission; on the day after deposit with an overnight express mail service; or five days after being when mailed at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope addressed to the addresses of the respective Parties stated below or to such changed address as such Parties may have fixed by notice:

                  TO ER:

                  Essential Reality, LLC
                  253 West 28th Street
                  New York, NY  10001
                  Attn:    David Devor, COO
                  Fax:     (212) 244-9550

                  TO CONSULTANT:

                  Abrams Gentile Entertainment, Inc.
                  244 West 54th Street, 9th Floor
                  Attn:
                       -----------------------------
                  Fax:     (212) 765-1987

; PROVIDED, HOWEVER, that any notice of change of address shall be deemed given upon receipt.
                                       6

     SECTION 5.4. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof, supersedes any prior agreements and understandings with respect thereto and cannot be modified, amended or waived, in whole or in part, except in writing signed by each of the Parties. Any such purported modification, amendment, or waiver shall be null and void. A discharge of the terms of this Agreement shall not be deemed valid unless by full performance of the Parties hereto or by writing signed by the Parties hereto. A waiver by ER of any breach by Consultant of any provision or condition of this Agreement to be performed by Consultant shall not be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. Neither party has been induced to enter into this Agreement by any representation or promise not expressly set forth herein.

     SECTION 5.5. BINDING EFFECT AND TRANSFERABILITY. This Agreement shall be freely transferable by ER and shall inure to the benefit of and be binding upon the successors and assigns of ER (whether resulting from any reorganization, consolidation or merger of ER, or of any business to which all or substantially all of the assets of ER are sold, or otherwise). Neither this Agreement nor any interest hereunder shall be transferable in any manner by Consultant.

     SECTION 5.6. GOVERNING LAW. This Agreement shall be governed in all respects by the law of the State of New York (without regard to the choice of laws principles thereof) and applicable Federal law, as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     SECTION 5.7. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement shall be submitted exclusively for resolution to arbitration in the City of New York, State of New York, by a single impartial arbitrator in accordance with the Commercial Rules of the American Arbitration Association. The cost of any arbitration proceeding hereunder shall be borne equally by Consultant and ER; provided, however, that Consultant and ER shall be responsible for the attorneys' fees and expenses of their respective counsel. In the absence of fraud, the award of the arbitrator shall be binding upon the Parties and judgment thereon may be entered in any court having jurisdiction thereof.

     SECTION 5.8. EQUITABLE RELIEF. Consultant agrees that it would be impossible or inadequate to measure and calculate ER's damages from any breach of the covenants set forth in SECTIONS 1, 3, OR 4 of this Agreement. Accordingly, Consultant agrees that if he or she breaches the obligations under SECTIONS 1, 3, OR 4, ER has, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction (temporary, preliminary or permanent), or other interim, ancillary or conservatory remedy or relief, restraining such breach or threatened breach and granting specific performance of any such provision.

     SECTION 5.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 5.10. SEVERABILITY. If any section, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination. The Parties agree that it is their intention and agreement that any such section, term or provision which is held or determined to be unenforceable as written shall nonetheless be enforced and binding to the fullest extent permitted by law as though such section, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances.

     SECTION 5.11. NONSOLICITATION. During the period commencing on the date hereof and ending one year after the later of the termination or natural expiration date of this Agreement, Consultant shall not directly or indirectly solicit for employment or hire any person who was employed by ER or worked for ER as a consultant at any time during such period. Additionally, Consultant shall not directly or indirectly induce any of ER's customers and/or their affiliates to terminate or fail to renew, in whole or in part, their business relationship with ER, in favor of a different entity introduced or referred by Consultant.



     IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first above written.



Abrams Gentile Entertainment, Inc.                 Essential Reality, LLC

By:                                                By:
   --------------------------------------------       -----------------------------------------------
Name:                                              Name: David Devor
Title:                                             Title:  COO